Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-4 No. 333-169232) of BGC Partners, Inc.,

(2)	Registration Statement (Form S-3 No. 333-167953) of BGC Partners, Inc.,

(3)	Registration Statement (Form S-3 No. 333-180331) of BGC Partners, Inc.,

(4)	Registration Statement (Form S-3 No. 333-52154) of BGC Partners, Inc.,

(5)	Registration Statement (Form S-8 No. 333-34324) of BGC Partners, Inc.,

(6)	Registration Statement (Form S-8 No. 333-49056) of BGC Partners, Inc.,

(7)	Registration Statement (Form S-8 No. 333-109121) of BGC Partners, Inc.,

(8)	Registration Statement (Form S-8 No. 333-162362) of BGC Partners, Inc.,

(9)	Registration Statement (Form S-8 No. 333-163897) of BGC Partners, Inc.,

(10)	Registration Statement (Form S-3 No. 333-173109) of BGC Partners, Inc.,

(11)	Registration Statement (Form S-3 No. 333-175034) of BGC Partners, Inc.,

(12)	Registration Statement (Form S-8 No. 333-179555) of BGC Partners, Inc.,

(13)	Registration Statement (Form S-3 No. 333-180391) of BGC Partners, Inc.,

(14)	Registration Statement (Form S-3 No. 333-185110) of BGC Partners, Inc.,

(15)	Registration Statement (Form S-3 No. 333-187875) of BGC Partners, Inc.,

(16)	Registration Statement (Form S-8 No. 333-189179) of BGC Partners, Inc.,

(17)	Registration Statement (Form S-8 No. 333-196708) of BGC Partners, Inc.,

(18)	Registration Statement (Form S-3 No. 333-196999) of BGC Partners, Inc.,

(19)	Registration Statement (Form S-3 No. 333-200415) of BGC Partners, Inc., and

(20)	Registration Statement (Form S-4 No. 333-201325) of BGC Partners, Inc.

of our report dated May 23, 2012, with respect to the consolidated financial statements of Grubb & Ellis Company as of December 31, 2011 and 2010, and for each of the three years in the period ended December 31, 2011, included in the Annual Report (Form 10-K) of BGC Partners, Inc. for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Irvine, California

March 2, 2015